UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 29, 2019
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Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)
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New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(212) 460-4600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.	Other Events
On January 29, 2019, Pacific Gas and Electric Company (“PG&E”) filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Subsidiaries of Consolidated Edison Development, Inc. (“Con Edison Development”), a subsidiary of Consolidated Edison, Inc. (“Con Edison”), sell the output of their renewable electric production projects with an aggregate of 680 MW (AC) of generating capacity (“PG&E Projects”) to PG&E under long-term power purchase agreements (“PG&E PPAs”). Most of the PG&E PPAs have contract prices that are higher than estimated market prices. At December 31, 2018, Con Edison’s consolidated balance sheet included $829 million of net non-utility plant relating to the PG&E Projects, $1,234 million of intangible assets relating to the PG&E PPAs and $1,050 million of related project debt. PG&E, as a debtor in possession, may assume or reject the PG&E PPAs, subject to review by the bankruptcy court or, pursuant to a January 2019 Federal Energy Regulatory Commission (“FERC”) order (which PG&E is challenging), the bankruptcy court and FERC. The PG&E bankruptcy is an event of default under the PG&E PPAs. Unless the lenders for the related project debt otherwise agree, distributions from the PG&E Projects to Con Edison Development will not be made during the pendency of the bankruptcy. Unless the default under the PG&E PPAs is timely cured or the lenders for the related project debt otherwise agree, the lenders may, upon written notice, declare principal and interest on the project debt to be due and payable immediately and, if such amounts are not timely paid, foreclose on the related projects.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller
Date: January 31, 2019

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